UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On March 18, 2014, ING U.S., Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with ING Groep N.V. (“ING Group”), pursuant to which the Company will acquire from ING Group, subject to certain terms and conditions, shares of the Company’s common stock having an aggregate purchase price of $250 million (the “Direct Share Buyback”). Pursuant to the Share Repurchase Agreement, the Direct Share Buyback is subject to a number of conditions, including the resignation from the Company’s Board of Directors, effective as of the time of the closing of the Direct Share Buyback, of two directors who are designated as “ING Group Directors” for purposes of the Company’s Shareholder Agreement, dated as of May 7, 2013, with ING Group.

To satisfy the condition of the Direct Share Buyback related to the director resignations, on March 18, 2014, Johannes M.M. Boers and Dirk H. Harryvan, two of the Company’s directors designated as “ING Group Directors,” each submitted letters of resignation to the Company effective as of the time of the closing of the Direct Share Buyback. The Direct Share Buyback is expected to close on March 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., Inc. (Registrant)

By:	/s/ Harris Oliner
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: March 24, 2014